UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

JRSIS HEALTH CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	333-194359	46-4562047
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 st – 7 th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025
(Address of Principal Executive Offices) (Zip Code)

0086-451-56888933
Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 8, 2015 (the "Engagement Date"), the Board of Directors of JRSIS Health Care Corporation (the ‘Company”) appointed Albert Wong & Co., Certified Public Accountants (“Wong”) as the Company’s independent registered public accounting firm, beginning with the annual period ended December 31, 2014 (including all interim periods during the year then ended), and thereafter.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Company nor anyone on its behalf consulted Wong regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On December 18, 2014, the Board of Directors of the Company accepted the resignation of the Company’s independent registered public accounting firm, DeJoya Griffith, LLC.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2015

JRSIS HEALTH CARE CORPORATION

By:	/s/ Lihua Sun
	Name:	Lihua Sun
	Title:	Chief Executive Officer